Exhibit 3.3

WARRANT AGREEMENT

between

SCOPUS BIOPHARMA INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

This Series W and Series Z Warrant Agreement (“Agreement”) made as of ___________ __, 2020, by and between Scopus BioPharma Inc., a Delaware corporation, with offices at 420 Lexington Avenue, Suite 300, New York, New York 10170 (“Company”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 1 State Street, 30th Floor, New York, New York 10004 (“Warrant Agent”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) an Offering Statement on Form 1-A, No. ____________ (“Offering Statement”), for the registration, under the Securities Act of 1933, as amended (“Act”) of, among other securities, the Warrants (as defined below) to be issued in an initial public offering (“Public Offering”); and

WHEREAS, the Company is engaged in a Public Offering of series A units (“Series A Units”), each Series A Unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”), and two series W warrants (“Series W Warrants”), with each Series W Warrant exercisable for one series B unit (“Series B Unit”), each such Series B Unit consisting of one share of Common Stock and one Series Z Warrant (“Series Z Warrant”), with each Series Z Warrant exercisable for one share of Common Stock; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption, and exercise of all of the Series W Warrants and Series Z Warrants (collectively, “Warrants”); and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.                  Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.                  Warrants.

2.1              Forms of Warrants. Each Series W Warrant and Series Z Warrant shall be issued in registered form only. Each Series W Warrant shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board or Chief Executive Officer and Treasurer, Secretary, or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal. The form of the Series Z Warrant shall be substantially the same as the Series W Warrant at the time the Series Z Warrants become issuable. In the event that the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2              Uncertificated Warrants. Notwithstanding anything herein to the contrary, any Series W Warrant or Series Z Warrant, or portion thereof, may be issued as part of, and be represented by, a Series A Unit or Series B Unit respectively, and any Series W Warrantor Series Z Warrant may be issued in uncertificated or book-entry form through the Warrant Agent and/or the facilities of The Depository Trust Company or other book-entry depositary system, in each case as determined by the Board of Directors of the Company or by an authorized committee thereof. Any Warrant so issued shall have the same terms, force and effect as a certificated Warrant that has been duly countersigned by the Warrant Agent in accordance with the terms of this Agreement.

2.3              Effect of Countersignature. Except with respect to uncertificated Warrants as described above, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.4              Registration.

2.4.1        Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.4.2        Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant and of each of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.5              Detachability of Warrants Included in Units. The securities comprising the Series A Units (Series W Warrants and Common Stock) will not be separately transferable until July 1, 2021, unless the Company elects to allow such transfer upon an earlier date (the “Series A Detachment Date”), and the securities comprising the Series B Units (Series Z Warrants and Common Stock) will not be separately transferable until April 1, 2022, unless the Company elects to allow such transfer upon an earlier date (the “Series B Detachment Date”, and together with the Series A Detachment Date, the “Detachment Dates”).

3.                  Terms and Exercise of Warrants.

3.1.            Warrant Exercise Price. The Series W Warrants and Series Z Warrants, as applicable, shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrants and of this Agreement, to purchase from the Company (i) with respect to each Series W Warrant, one Series B Unit, at the price of $4.00 per Series W Warrant(“Series W Warrant Exercise Price”), and (ii) with respect to each Series Z Warrant, one share of Common Stock, at the price of $5.00 per share of Common Stock (“Series Z Warrant Exercise Price”, and together with the Series W Warrant Exercise Price, the “Warrant Exercise Price”), subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The Company, in its sole discretion, may lower the Series W Warrant Exercise Price and/or Series Z Warrant Exercise Price at any time prior to the respective Expiration Dates (as defined below) of such Warrants for a period of not less than 10 days; provided, however, that the Company shall provide at least 10 days prior written notice of such reduction to Registered Holders of the Warrants for which the applicable Warrant Exercise Price is being lowered; provided, further, however, that any such reduction shall be applied consistently to all of such Series W Warrants and/or Series Z Warrants.

3.2.            Duration of Warrants.

3.2.1       A Series W Warrant and/or Series Z Warrant may be exercised only during their respective exercise periods (each a “Series A Exercise Period” or “Series B Exercise Period”, respectively) with the Series W Exercise Period commencing October 1, 2021 and expiring September 30, 2026 (the “Series W Expiration Date”), and Series Z Exercise Period commencing on July 1, 2022 and expiring June 30, 2027 (the “Series Z Expiration Date”, and together with the Series W Expiration Date, the “Expiration Dates”).

3.2.2       The exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in Section 3.3.2 and Section 7.4 below. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before its respective Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on its respective Expiration Date. The Company, in its sole discretion, may extend the exercise period of the Series W Warrants and/or Series Z Warrants by delaying their respective Expiration Dates; provided, however, that the Company will provide at least 20 days prior written notice of any such extension to Registered Holders, and such extension shall be applied consistently to all of such Series W Warrants and/or Series Z Warrants.

3.3.            Exercise of Warrants.

3.3.1       Payment. Subject to the provisions of the applicable Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrants, duly executed, and by paying in full the applicable Warrant Exercise Price for each Series B Unit or share of Common Stock, as applicable, underlying the Warrant being exercised and any and all applicable taxes due in connection with the exercise of the Warrant, as follows:

(a)               in lawful money of the United States, in good certified check, good bank draft payable to the order of the Warrant Agent or wire transfer to an account designated by the Warrant Agent (or as otherwise agreed to by the Company); or

(b)               in the event of redemption pursuant to Section 6 hereof in which the Company has elected to require all holders of Warrants to exercise such Warrants on a “cashless basis,” by surrendering each of such Warrants for the number of Securities (as hereafter defined) underlying each Warrant equal to the quotient obtained by dividing (x) the product of (A) the number of Securities underlying the Warrant and (B) the difference between the Fair Market Value (as hereafter defined) of such Securities and the respective Warrant Exercise Price, by (y) the Fair Market Value of such Securities; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the Warrant Exercise price; or

(c)               in the event the post-effective amendment or registration or offering statement required by Section 7.4 hereof is not effective and current at a time while the Warrants are exercisable, holders of the Warrants shall have the right, until such time as such post-effective amendment or registration or offering statement has been declared effective by the SEC, and during any other period after such date of effectiveness when the Company shall fail to have maintained an effective registration or offering statement covering the Series W Warrants, Series B Units, Series Z Warrants and shares of Common Stock underlying the Series B Units and issuable upon exercise of the Series Z Warrants, by surrendering each of such Warrants for the number of Securities underlying the Warrant equal to the quotient obtained by dividing (x) the product of (A) the number of Securities underlying the Warrant and (B) the difference between the Fair Market Value of such Securities and the respective Warrant Exercise Price, by (y) the Fair Market Value of such Securities; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the exercise price.

(d)              Solely for purposes of Section 3.3.1(b) and (c), (i) “Fair Market Value” shall mean the average reported last sale price of the Securities for the 10 trading days ending on the day prior to the date of exercise, and, in the absence of any trading of any Security underlying the Warrant, the Fair Market Value shall be determined in good faith by the Company’s Board of Directors, (ii) “Securities” shall mean the primary securities for which a Warrant is exercisable and not any security underlying such primary securities, and (iii) “Security” shall mean any security within any such Securities.

3.3.2       Issuance of Certificates. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the applicable Warrant Exercise Price (if any), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate or certificates, as applicable, for the number of securities underlying such Warrant to which the Registered Holder is entitled, registered in such name or names as may be directed by him, her, or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of securities as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant under Section 3.3.1(a) and shall have no obligation to settle such Warrant under Section 3.3.1(a) unless a registration or offering statement under the Act with respect to the securities underlying such Warrant is then effective, subject to the Company satisfying its obligations under Section 7.4. No Warrant shall be exercisable and the Company shall not be obligated to issue any securities upon exercise of a Warrant unless such securities issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless, in which case the purchaser of a Series A Unit containing the Warrants shall have paid the full purchase price for the Series A Unit solely for the Common Stock underlying such Series A Unit. Notwithstanding the foregoing, in no event will the Company be required to net cash settle the Warrant exercise. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise would be unlawful.

3.3.3       Valid Issuance. All securities issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid, and nonassessable.

3.3.4       Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for any securities is issued shall, for all purposes, be deemed to have become the holder of record of such securities on the date on which the Warrant, or book-entry representing such Warrant, was surrendered and payment of the applicable Warrant Exercise Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such securities at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

4.                  Adjustments.

4.1       Stock Splits and Reverse Stock Splits. In the event at any time while the Series W Warrants are outstanding, the Company pays a stock dividend, subdivides its outstanding shares of Common Stock into a larger number of shares, combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, issues, in the event of a recapitalization or reclassification of shares of Common Stock, any shares of the Company’s capital stock or effects any such similar event, then appropriate proportionate adjustments shall be made by increasing or decreasing (i) the number of outstanding Series W Warrants and, if Series B Units have been issued based on any prior exercises of the Series W Warrants, the number of outstanding Series B Units thereby (thereby increasing the number of issuable Series Z Warrants), (ii) the number of outstanding Series Z Warrants then outstanding upon the Series B Detachment Date and (iii) the Series W Exercise Price and the Series Z Exercise Price such that (y) each issued and issuable Series B Unit shall always be comprised of one share of Common Stock and one Series Z Warrant, (x) each Series W Warrant and Series Z Warrant shall be issuable for one share of Common Stock, (y) the proportionate ownership interest of a holder of Series W Warrant and Series Z Warrant remains the same determined as if all Series W Warrants and Series Z Warrants have been exercised immediately prior to any such event and (z) the aggregate amount initially payable upon the issuance of the Series W Warrant to exercise such Series W Warrant and Series Z Warrant underlying the Series B Unit shall be the same before and after any such event. Any such adjustment made shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

4.2       Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 4.1 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Series W Warrantholders and Series Z Warrantholders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby under the Series B Units and Series Z Warrants, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger, or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 4.1, then such adjustment shall be made pursuant to Sections 4.1, 4.2 and this Section 4.3. The provisions of this Section 4.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales, or other transfers.

4.3       Notices of Changes in Warrants. Upon every adjustment of the number of Series W Warrants or shares issuable upon exercise of the Series Z Warrants, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Exercise Price resulting from such adjustment, and in the case of the Series Z Warrants, the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Series Z Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 to 4.3, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.4       No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional securities upon exercise of any Warrants. If, by reason of any adjustment made pursuant to this Section 4.5, the Company would be entitled, upon the exercise of such Warrant, to: (1) arrange for the disposition of fractional interests by those entitled thereto; (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; (3) issue scrip or Warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share, or (4) round-up such aggregate securities to the nearest whole number of such securities.

4.5       Forms of Warrants. No form of Warrant need be changed because of any adjustment pursuant to this Section 4.6, and Warrants issued after such adjustment may state the same Warrant Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the forms of Warrants that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

5.                  Transfer and Exchange of Warrants.

5.1       Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company, from time to time, upon request.

5.2       Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3       Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant, except as a part of the Series A Units or Series B Units, as applicable.

5.4       Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5       Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

5.6        Transfer of Warrants.Prior to the applicable Detachment Date, the Warrants may be transferred or exchanged only together with the Series A Units or Series B Units, as applicable, in which such Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Series A Unit or Series B Unit, subject at all times to Section 2.5 hereof. Furthermore, each transfer of a Series A Unit or Series B Unit on the register relating to such Series A Units or Series B Units shall operate also to transfer the Warrants included in such Series A Units or Series B Units. Notwithstanding the foregoing, the provisions of this Section 5.5 shall have no effect on any transfer of Warrants on and after the applicable Detachment Date.

6.                  Redemption.

6.1       Redemption Price. Commencing on October 1, 2022 for the Series W Warrants, and commencing on July 1, 2023, for the Series Z Warrants, any or any part of such Warrants shall be subject to redemption from time to time, at the Company’s option, at a price of $0.001 per Warrant, upon a minimum of 30 days’ prior written notice if, and only if, (i) the Series W Warrants or Series Z Warrants, as applicable, are exercisable at the time of such redemption, and (ii) the volume weighted price per share of the Common Stock for the 20 consecutive trading days ending two trading days prior to the date the notice of redemption is sent, equals or exceeds, subject to proportionate adjustment for any increases or decreases in the outstanding shares of Common Stock for events specified in Section 4.1, $8.00 for the Series W Warrants and $10.00 for the Series Z Warrants, respectively, but only if there is an effective registration or offering statement under the Act, for the shares of Common Stock underlying these Warrants.

6.2       Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem the Series W Warrants or Series Z Warrants, the Company shall fix a date for their respective redemption (each a “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company to the respective Redemption Date to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6.3       Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 3 of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date unless the Company determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to Section 3.3.1(b). The notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the Fair Market Value (as defined in Section 3 hereof) in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7.                  Other Provisions Relating to Rights of Holders of Warrants.

7.1       No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2       Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3       Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4       Registration of Series B Units, Series Z Warrants and Shares of Common Stock. The Company agrees to use its commercially reasonable best efforts to have an effective and current registration or offering statement, whether as a post-effective amendment to the Offering Statement or a new registration or offering statement, for the registration, under the Act, of any Series W Warrants not registered under the Offering Statement, the Series B Units, Series Z Warrants and the shares of Common Stock underlying the Series B Units and issuable upon exercise of the Series Z Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration or offering statement until the expiration of the Warrants in accordance with the provisions of this Agreement. In addition, the Company agrees to use its commercially reasonable best efforts to register such securities under the blue-sky laws of the states of residence of the exercising warrant holders to the extent an exemption is not available. If any such post-effective amendment or registration or offering statement has not been declared effective at a time while the Warrants are exercisable, holders of the Warrants shall have the right, until such time as such post-effective amendment or registration or offering statement has been declared effective by the SEC, and during any other period after such date of effectiveness when the Company shall fail to have maintained an effective registration or offering statement covering the shares of Common Stock issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis” as determined in accordance with Section 3.3.1(b). For the avoidance of any doubt, unless and until all of the Warrants have been exercised on a cashless basis, the Company shall continue to be obligated to comply with its registration obligations under this Section 7.4.

8.                  Concerning the Warrant Agent and Other Matters.

8.1       Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2       Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1       Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2       Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent for the Common Stock not later than the effective date of any such appointment.

8.2.3       Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3       Fees and Expenses of Warrant Agent.

8.3.1       Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2       Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4       Liability of Warrant Agent.

8.4.1       Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2       Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s gross negligence, willful misconduct, or bad faith.

8.4.3       Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock will when issued be valid and fully paid and nonassessable.

8.5       Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Common Stock through the exercise of Warrants.

9.                  Miscellaneous Provisions.

9.1       Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2       Notices. Any notice, statement, or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or, if sent by certified mail or private courier service, within five days after deposit of such notice, statement, or demand, postage prepaid, and addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Scopus Biopharma Inc.

420 Lexington Avenue, Suite 300

New York, New York 10170

Attn: Chief Executive Officer

Any notice, statement, or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or, if sent by certified mail or private courier service within five days after deposit of such notice, statement, or demand, postage prepaid and addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer and Trust Company

1 State Street

30th Floor

New York, New York 10004

Attn: Compliance Department

with a copy in each case to:

Greenberg Traurig LLP

1750 Tysons Boulevard, Suite 1000

McLean Virginia, 22102

Attn: Mark J. Wishner, Esq.

9.3       Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid and addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding, or claim.

9.4       Persons Having Rights under this Agreement. Nothing in this Agreement expressed, and nothing that may be implied from any of the provisions hereof, is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5       Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6       Counterparts. This Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7       Effect of Headings. The Section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8       Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or of curing, correcting, or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. Except as otherwise set forth herein, all other modifications or amendments, including any amendment to increase the Series W WarrantExercise Price or Series Z WarrantExercise Price or shorten the Series A Exercise Period or Series B Exercise Period, shall require the written consent or vote of the Registered Holders of at least a majority of the then outstanding Series W Warrants or Series Z Warrants, as applicable, Notwithstanding the foregoing, the Company may lower a Warrant Exercise Price or extend the duration of the Series A Exercise Period or Series B Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9       Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SCOPUS BIOPHARMA INC.

By:
Name:
Title:

Continental Stock Transfer and Trust Company, as Warrant Agent

By:
Name:
Title: